                                                                     EXHIBIT 4.2

                                 [Face of Note]
--------------------------------------------------------------------------------

                                            CUSIP/CINS  40862PAA5 / USU4062MAA37

                      8-7/8% First Mortgage Notes due 2012

No. ___                                                            $____________

                          JOHN Q. HAMMONS HOTELS, L.P.
                 JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on May 15, 2012.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated: May 21, 2002

                         JOHN Q. HAMMONS HOTELS, L.P.
                         BY:   JOHN Q. HAMMONS HOTELS, INC.,
                               its General Partner

                         By:
                               -------------------------------------------------
                               Name:
                               Title:

                         By:
                               -------------------------------------------------
                               Name:
                               Title:

                         JOHN Q. HAMMONS HOTELS FINANCE
                               CORPORATION III

                         By:
                               -------------------------------------------------
                               Name:
                               Title:

                         By:
                               -------------------------------------------------
                               Name:
                               Title:

                                                        (SEAL)
This is one of the Notes referred to
in the within-mentioned Indenture:

WACHOVIA BANK, NATIONAL ASSOCIATION
  as Trustee


By:
     --------------------------------------------
                Authorized Signatory


                                     A-1-1

_______________________________________________________________________________



                                 [Back of Note]
                      8-7/8% First Mortgage Notes due 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]



         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST. Each of John Q. Hammons Hotels, L.P., a Delaware limited partnership (the "Company"), and John Q. Hammons Hotels Finance Corporation III, a Missouri corporation ("Finance" and together with the Company, the "Issuers"), jointly and severally, promises to pay interest on the principal amount of this Note at 8-7/8% per annum from May 21, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2002. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.



                                     A-1-2

METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

PAYING AGENT AND REGISTRAR. Initially, Wachovia Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of May 21, 2002 (the "Indenture") among the Company, Finance and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $510.0 million in aggregate principal amount. The Notes are secured by a pledge of the Collateral pursuant to the Collateral Documents referred to in the Indenture.

OPTIONAL REDEMPTION.

Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to May 15, 2007. On and after May 15, 2007, the Issuers will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


        Year                                                                                  Percentage
        ----                                                                                  ----------
        2007.............................................................................      104.438%
        2008.............................................................................      102.958%
        2009.............................................................................      101.479%
        2010 and thereafter..............................................................      100.000%



                                     A-1-3

Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2005, the Issuers may on any one or more occasions redeem up to 35% of the principal amount of Notes with the net cash proceeds from one or more Equity Offerings of the General Partner that are contributed concurrently to the Company by the General Partner at a redemption price equal to 108.875% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided that at least 65% in aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such Equity Offering.
             (6) MANDATORY REDEMPTION.
         The Company will not be required to make mandatory redemption payments with respect to the Notes.


REPURCHASE AT OPTION OF HOLDER.

Upon the occurrence of a Change of Control, the Issuers will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by a Pari Passu Lien containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only


                                     A-1-4
in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Subsidiary Guarantor's obligations to Holders of the Notes by a successor to the Issuers, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or enter into additional supplemental Collateral Documents or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.07, 4.09, 4.10 or 4.15 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, aggregates $10.0 million or more; (vi) certain final



                                     A-1-5
judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vii) the breach of any representation or warranty or agreement in any of the Collateral Documents, the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company or any of its Restricted Subsidiaries; (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

NO RECOURSE AGAINST OTHERS. Except as set forth in Section 4.25 of the Indenture, no past, present or future director, officer, employee, partner, interest holder or equity holder of the General Partner, the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Restricted Subsidiary or the Subsidiary Guarantors under the Notes, this Indenture, any Subsidiary Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

AUTHENTICATION. This Notes will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).


                                     A-1-6

ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 21, 2002, among the Company, Finance and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

John Q. Hammons Hotels, L.P.
300 John Q. Hammons Parkway, Suite 900
Springfield, Missouri 65806
Attention:  Corporate Secretary
Telecopier No.:  (417) 864-8900




                                     A-1-7

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Date:
     ------------------

                              Your Signature:
                                             -----------------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*:
                      ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      [T]Section 4.10     [T]Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ---------------

Date:
     -------------------
                                Your Signature:
                                               ---------------------------------
                                              (Sign exactly as your name appears
                                                    on the face of this Note)

                                Tax Identification No.:
                                                       -------------------------

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                               Principal Amount         Signature of
                           Amount of decrease    Amount of increase in       of this Global Note     authorized officer
                           in Principal Amount    Principal Amount of           following such         of Trustee or
  Date of Exchange         of This Global Note      this Global Note        decrease (or increase)       Custodian
  ----------------         -------------------      ----------------        ----------------------       ---------
